FOHP, INC. & SUBSIDIARIES
          (SUCCESSOR TO FIRST OPTION HEALTH PLAN OF NEW JERSEY, INC.)
                                   EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE


                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                       1998            1997
                                                  -----------------------------
Net Income (Loss)                                 $   (889,685)   $  (9,563,708)
                                                  =============================

Weighted average number of common shares:
  Shares outstanding quarter ended 3/31/98         100,000,000
  Shares outstanding at 2/28/97                                       2,100,173
  Shares outstanding quarter ended 3/31/97                            2,086,839

Weighted average shares outstanding                100,000,000        2,095,728
                                                  =============================

NET (LOSS) PER COMMON SHARE                       $      (0.01)    $      (4.56)
                                                  =============================